Exhibit 10.1

Execution Version

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Global Master Services Agreement

between

Shire International GmbH

and

Centogene AG

[*****] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

This Global Master Services Agreement is entered into as of 1 January 2015 (“Effective Date”) by and between

(1)                                 Shire International GmbH, a Swiss limited liability company having its registered office at Zählerweg 10, 6301 Zug, Switzerland, (“Shire”); and

(2)                                 Centogene AG, a German stock corporation incorporated under the laws of the Federal Republic of Germany with principal office in Freiburg i.Br., registered with the district court (‘Amtsgericht) in Freiburg in Br. under HRB 706872 and having a business address at Schillingallee 68, 18057 Rostock, Germany, (“Centogene”).

PREAMBLE

(A)                               Shire is a global biopharmaceutical company focusing in particular on the development of treatments for rare diseases (e.g. Morbus Fabry, Morbus Hunter and Morbus Gaucher).

(B)                               Centogene is a global diagnostic company focusing on genetic and biochemical testing of rare diseases including lysosomal storage diseases.

(C)                               Shire, Shire Human Genetic Therapies inc., Shire Deutschland GmbH and other Affiliates (jointly, “Shire Group Companies”) and Centogene have a long standing commercial and development relationship. In this respect, Centogene has provided certain services to Shire Group Companies in the area of certain enzymatic and genetic testing of dried-blood-sample cards as well as of tubes with blood samples for several lysosomal storage diseases on the basis of certain service agreements with certain Shire Group Companies and certain research & development services on the basis of certain collaboration and services agreements.

(D)                               The parties recognize each other as global leaders in the field of diagnosing respectively treating lysosomal storage diseases and acknowledge their resulting responsibility for patients suffering from one of these rare diseases. Facile worldwide access to appropriate diagnostic testing is a significant unmet need for these patients. Already in the past, one central aim of the cooperation between Shire and Centogene has been the identifying of undiagnosed patients suffering from one of these diseases. Although past joint efforts of the parties have partially addressed this unmet patient need, a significant number of patients remain unidentified. Shire and Centogene do not accept this situation and have therefore agreed to pursue the common mission of finding any remaining unidentified patients by the year 2020. In order to achieve this ambitious objective, Shire and Centogene intend to collaborate with regards to (i) identifying patients suffering from Morbus Fabry, Morbus Gaucher and Morbus Hunter as well as (ii) research & development.

(E)                                The Shire Group Companies and Centogene aim to extend the existing cooperation and to consolidate their activities under the umbrella of this Global Master Services Agreement, which shall, after expiration or termination of any currently existing agreements between Shire Group Companies and Centogene, eventually cover all activities between any Shire Group Company and Centogene.

(F)                                 The research & development services to be provided by Centogene will be further set out in statements of works that the Parties may agree in writing from time to time, all subject to the provisions of this Global Master Services Agreement.

Now, therefore, Shire and Centogene, intending to be legally bound, hereby agree as follows:

1.                                      Definitions

In this Agreement, the following terms shall have the following meanings:

“Additional Processing Fee” shall have the meaning set forth in Section 3.2(a).

“Alliance Manager” shall have the meaning set forth in Section 6.1.

“Affiliate” shall mean and include in relation to each Party, any person, firm, corporation or other entity: (i) if at least fifty percent (50%) of the voting stock or other equity interest thereof is owned, directly or indirectly, by that Party; (ii) which owns, directly or indirectly, at least fifty percent (50%) of the voting stock or other equity interest of that Party; or (iii) if at least fifty percent (50%) of the voting stock or other equity interest thereof is owned, directly or indirectly, by a person, firm, corporation or other entity that owns, directly or indirectly, at least fifty percent (50%) of the voting stock or other equity interest of that Party.

“Agreement’ shall mean this Global Master Services Agreement and all Exhibits attached hereto.

“Anti-Bribery Laws” shall have the meaning set forth in Section 10.2.

“Applicable Laws” shall mean (i) all applicable laws, statutes, constitutions, treaties, rules, regulations, ordinances, codes of conduct, statutory guidance, codes and guidance having the force of law, directives and regulations; and (ii) all applicable judicial, executive, legislative or administrative orders, directives, decrees, injunctions, judgments, permits, agreements, and other legal requirements applicable to the provision of Test Kits to Physicians in the Territory, the submission of Samples to Centogene, the conducting of Diagnostic Tests, the provision of Results to Physicians and other activities in the course of rendering Services under this Agreement; and (iii) all applicable guidance documents and guidelines issued by Regulatory Authorities in its current version or as amended from time to time.

“Business Continuity Plan” shall have the meaning set forth in Section 3.13(a).

“Business Day” shall mean any day (other than Saturday or Sunday) on which banks are open for business in Zug, Switzerland, and Rostock, Germany.

“Centogene Background Intellectual Property” shall mean any and all Intellectual Property that is owned or controlled by Centogene prior to the Effective Date.

“Centogene DBS Cards” shall mean any DBS Cards that were manufactured by or on behalf of Centogene.

“Change of Control” means with respect to Centogene: (i) the sale of all or substantially all of Centogene’s assets or business relating to this Agreement; (ii) a merger, reorganization or consolidation involving Centogene after which the voting securities of Centogene outstanding immediately prior thereto cease to represent at least fifty percent (50%) of the combined voting power of the surviving entity as a consequence of such merger, reorganization or consolidation; or

(iii) a person or entity, or group of persons or entities, acting in concert acquire more than fifty percent (50%) of the voting equity securities or management control of Centogene.

“Confidential Information” shall mean and include all know-how, data, documents, materials and information, not in the public domain, relating to the Services, business affairs, finance plans, contractual relationships of the Parties.

“Current Test Kits” shall mean any Test Kits in use by Shire Group Companies which contain either Centogene DBS Cards or Old DBS Cards.

“DBS Cards” shall mean dried-blood-sample cards.

“Designated Third Party Laboratory” shall have the meaning set forth in Section 3.13(b).

“Diagnostic Services” shall mean the performance of Diagnostic Tests by Centogene on the basis of Samples for the purpose of identifying patients suffering from Morbus Fabry, Morbus Gaucher and Morbus Hunter and such other rare diseases that are identified on the Testing Request Form.

“Diagnostic Tests” shall mean the diagnostic tests used by Centogene in the testing of Samples for the purpose of identifying patients suffering from Morbus Fabry, Morbus Gaucher and Morbus Hunter and other rare diseases that are identified on the Testing Request Form.

“Diagnostic Test Results” shall mean the results of the Diagnostic Tests performed by Centogene.

“Effective Date” shall mean 1 January 2015.

“Excess Diagnostic Tests” shall have the meaning set forth in Section 3.6(c).

“Excess Payments” shall have the meaning set forth in Section 3.6(e).

“Existing Agreements” shall mean any agreements, including statements of work governed by such agreements, between Shire Group Companies and Centogene or an Affiliate of Centogene existing and in full force and effect as of the Effective Date. The Existing Agreements are listed in Exhibit 2.

“Facility” shall mean the facility of Centogene at Schillingallee 68, 18057 Rostock, Germany where the Diagnostic Services are to be performed.

“General Records” shall have the meaning set forth in Section 3.7.

“Good Laboratory Practices” or “GLP” shall mean all applicable Good Laboratory Practice standards, including, as applicable, (i) as set forth in European Commission Directive 2004/10/EC relating to the application of the principles of good laboratory practices, as may be amended from time to time, as well as the OECD Series on Principles of Good Laboratory Practice, (ii) the then-current good laboratory practice standards, promulgated or endorsed by the FDA as defined in 21 C.F.R. Part 58, each as may be amended and applicable from time to time.

“Intellectual Property” shall mean and include any intellectual property of whatever nature relating, including without limitation patents, patentable inventions, design rights, copyright, trademarks, service marks, domain names, know how, whether registered, registrable or otherwise and including all applications (or rights to apply), renewals and extensions for such rights.

“Joint Steering Committee” or “JSC” shall have the meaning set forth in Section 6.2.

“Minimum Financial Commitment” shall have the meaning set forth in Section 3.6(a).

“New General Diagnostic Testing Intellectual Property” shall have the meaning set forth in Section 9.4.

“New Test Kits” shall mean Test Kits that the Parties mutually agree on after the Effective Date pursuant to Section 3.2(b).

“Old DBS Cards” shall mean any DBS Cards in use by Shire Group Companies as of the Effective Date as well as any DBS Cards that are based on and essentially similar to DBS Cards in use by Shire Group Companies as of the Effective Date, which cannot be processed by Centogene in an automated manner and which therefore require substantial manual processing by Centogene. For the avoidance of doubt, Centogene DBS Cards are not Old DBS Cards.

“Party” or “Parties” shall mean Shire or Centogene or Shire and Centogene, respectively.

“Patients” shall mean individual persons whose Samples are tested by Centogene by using the Diagnostic Tests for rare diseases identified on the Testing Request Form as part of the Diagnostic Services.

“Physicians” shall mean physicians in the Territory which have received Test Kits and which submit Samples to Centogene for Diagnostic Services.

“Project” shall mean an actual or proposed R&D Services project of Centogene alone or together with Shire Group Companies and/or Third Parties that is the subject of a Statement of Works, or is the subject of discussions with a view to making it the subject of a Statement of Works.

“Project Results” shall mean any idea, invention, discovery, know-how, materials, methods, techniques and other information, that are discovered, conceived, reduced to practice, developed or otherwise generated by Centogene and/or Third Parties participating in a Project for Shire or a Shire Group Company as a result or in connection with a Project, including but not limited to Shire Product Information, and any Intellectual Property Rights pertaining to the foregoing, provided, however, that “Project Results” shall exclude New General Diagnostic Testing Intellectual Property.

“Reports” shall have the meaning set forth in Section 3.4.

“R&D Services” shall mean certain research & development services as described and mutually agreed in an SOW.

“Regulatory Authority(ies)” shall mean any national, supra-national, regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity in each country in the Territory having competence over any activities in relation to this Agreement, including the provision of Test Kits to Physicians in the Territory, the submission of Samples to Centogene, the conducting of Diagnostic Tests, the provision of Results to Physicians and other activities in the course of rendering Services under this Agreement.

“Samples” shall mean blood samples of Patients in the Territory in the form of Test Kits or full blood samples submitted to Centogene by Physicians for the purposes of carrying out Diagnostic Tests.

“Services.” shall mean the Diagnostic Services and the R&D Services to be performed by Centogene in accordance with this Agreement.

“Service Failure” shall mean (A) Centogene’s inability to provide for any period of at least (i) [*****] an average of [*****] percent ([*****]%), or (ii) [*****] an average of [*****] percent ([*****]%), or (iii) [*****] an average of [*****] percent ([*****]%) of the Target Volumes on a pro-rata basis for such period or (B) Centogene’s sudden and total inability to provide any Diagnostic Services due to a force majeure event. The Parties agree that Centogene’s inability to provide Target Volumes as per (A) (i), (ii) or (iii) shall not constitute a Service Failure if and to the extent that Centogene can demonstrate that its inability was directly caused by circumstances beyond Centogene’s reasonable control and was inevitable from the perspective of a prudent businessman.

“Shire Group Companies” shall mean Shire, Shire Human Genetic Therapies Inc., Shire Deutschland GmbH and other Affiliates in the Territory.

“Shire Product(s)” shall mean any medicinal products under development or commercialized by or on behalf of any Shire Group Companies in the Territory for the treatment of Morbus Fabry, Morbus Gaucher or Morbus Hunter or other similar rare diseases for which such products are authorized.

“Shire Product Information” shall mean any information resulting from the Services and relating directly to Shire Products.

“Specifications” shall mean the specifications for R&D Services, if any, identified or set out in the relevant Statement of Works.

“Statement(s) of Works” or “SOW’ shall mean statements of works describing the details of the R&D Services, payments, and other terms governing the conduct of Projects, as executed from time to time by a Shire Group Company and Centogene and incorporated into this Agreement by reference. A sample SOW is attached hereto as Exhibit 3.

“Suspension Event” shall have the meaning set forth in Section 7.1.

“Target Volumes” and ‘Marty Target Volume” shall have the meaning set forth in Section 3.5.

“Technical Quality Agreement” shall mean the technical quality agreement which sets forth the Parties’ respective obligations in relation to the Diagnostic Services to ensure quality standards appropriate to their intended use and meeting all relevant international guidelines and standards.

“Territory” mean worldwide.

“Testing Request Form” shall mean the request forms included in the Test Kits and submitted by Physicians directly to Centogene.

“Test Kits” shall mean DBS Cards or other test kits provided by or on behalf of Shire Group Companies to Physicians in the Territory for the purpose of identifying patients suffering from Morbus Fabry, Morbus Gaucher and Morbus Hunter and such other rare diseases that are identified on the Testing Request Form.

“Third Party” shall mean any legal entity or natural person other than the Parties or their Affiliates.

2.                                      Scope of the Agreement

2.1.                            Scope. This Agreement defines the terms and conditions under which Centogene shall provide Diagnostic Services and R&D Services to Shire Group Companies.

2.2.                            Diagnostic Services.  The Diagnostic Tests to be used by Centogene in the Diagnostic Services are set forth in Exhibit 1 as amended by the Parties from time to time in writing.

2.3.                            R&D Services.  R&D Services to be performed by Centogene will be agreed and defined in separate SOWs.

2.4.                            Existing Agreements.  The Shire Group Companies and Centogene aim to eventually consolidate their entire collaboration under this Global Master Services Agreement. Any activities currently on-going under statements of work governed by Existing Agreements shall continue to be rendered by Centogene in accordance with the terms of the respective agreements until complete fulfillment of the services agreed under such statements of work governed by Existing Agreements. Existing Agreements will be terminated or shall expire in accordance with the terms of such agreements. After termination or expiration of the Existing Agreements any and all activities between Shire Group Companies and Centogene shall be covered by this Agreement.

3.                                      Diagnostic Services

3.1.                            Performance of Diagnostic Services.  Centogene will perform Diagnostic Services in accordance with generally accepted professional standards, GLP and Applicable Laws. In particular, Centogene will use the Diagnostic Tests to test Samples that are submitted by Physicians directly to Centogene and will provide the Diagnostic Test Results to the Physicians. Centogene shall only perform Diagnostic Tests for diseases/indications explicitly requested by the Physician on the relevant Testing Request Form. Centogene shall not be obliged to test and process full blood samples from any country for which Centogene has not routinely processed full blood samples for Shire prior to the Effective Date (e.g. for Germany processing of full blood samples was agreed prior to the Effective Date).

3.2.                            Test Kits.  Centogene shall process Tests Kits provided by or on behalf of Shire Group Companies to Physicians as follows:

(a)                                 Centogene shall continue processing during the term of this Agreement all Current Test Kits, which have been or will be provided by or on behalf of Shire Group Companies to Physicians after the Effective Date in a given country, provided, however, that Centogene shall have the right to charge an additional processing fee per Old DBS Card which is processed by Centogene and for which Diagnostic Test Result(s) are sent out to Physicians in accordance with the terms of the N. Agreement as follows:

•                       € [*****] for the first [*****] Old DBS Cards in a given calendar year and

•                       € [*****] for any additional Old DBS Cards in a given calendar year

(“Additional Processing Fee”).

For the avoidance of doubt, Centogene shall process any Current Test Kits containing Centogene DBS Cards or full blood samples, which Centogene is obliged to process in accordance with Sec. 3.1, without any additional processing fee.

(b)                                 The Parties shall work collaboratively in good faith to identify and agree on New Test Kits as soon as reasonably possible. Shire shall use commercially reasonable efforts to submit for regulatory approval for New Test Kits in all countries as soon as reasonably possible and Centogene shall provide all data, information and shall perform all testing necessary for the development and regulatory submission of New Test Kits within agreed upon timelines for each activity. Within sixty (60) days after the Effective Date the Parties shall agree on a development plan that defines the specific work packages and the corresponding time lines for each Party. Clinically relevant information will be included in the New Test Kits, provided that such inclusion is, on a country-by-country basis, permitted by Applicable Laws. For the avoidance of doubt, Centogene shall process New Test Kits without the Additional Processing Fee.

(c)                                  If Centogene does not provide all data and information and/or does not perform all testing necessary for the development and regulatory submission of a New Test Kit within the agreed upon timelines for each activity as set forth in the development plan, Centogene’s right to charge the Additional Processing Fee shall automatically lapse until the respective data and information has been provided and/or the respective activity(ies) have been performed by Centogene.

3.3.                            Timeframes. Centogene shall process submitted Samples, perform Diagnostic Tests and send out Diagnostic Results to Physicians within [*****] Business Days after receipt of the relevant Sample, provided the Test Kits and/or Testing Request Forms submitted to Centogene contain sufficient testing material and all information required by the Test Kits and/or Testing Request Forms (e.g. patient consent, sender information, target, clinically relevant information as regards to New Test Kits, etc.). In case Centogene is unable to send out, over a period of three (3) consecutive months, at least [*****] percent ([*****]%) of the Diagnostic Results within [*****] Business Days in accordance with the sentence above, Shire shall have the right to reduce the monthly payment pursuant to Section 3.6(b) by [*****] percent ([*****]%) for as long as [*****] percent ([*****]%) or more of the Diagnostic Results are not sent out within [*****] Business Days, provided the prorated Target Volumes are not exceeded by more than [*****] percent ([*****]%) on average during a On calendar quarter.

3.4.                            Reports.  Centogene shall provide Shire, within fourteen (14) calendar days after the end of a calendar month, with calendar monthly written reports which shall include the details set forth in Exhibit 4 (“Reports”). Centogene shall not pass any personal data of Patients to Shire so that identification of Patients would not be possible for Shire. Centogene agrees to the data transfer and the processing and use of data for the aforementioned purpose.

3.5.                            Target Volumes.  The Parties aim to have the following numbers of Diagnostic Tests performed, Samples tested and Diagnostic Test Results sent out to Physicians by Centogene per calendar year:

2015: [*****]

2016: [*****]

2017: [*****]

2018: [*****]

2019: [*****]

(each yearly target volume a “Yearly Target Volume” and collectively, the “Target Volumes”). Centogene acknowledges that Shire has no obligation to order Diagnostic Tests in the above Target Volumes or to ensure achievement of any Yearly Target Volume, but shall be obliged to make the Minimum Financial Commitment pursuant to Section 3.6(a).

3.6.                            Payments.’

Shire shall make payment for the Diagnostic Services on the basis of the prices and fees set forth on Exhibit 1 as follows:

(a)                                 Shire will make the following annual minimum payments to Centogene equivalent to the Target Volumes„ even if the Target Volumes are not actually achieved (“Minimum Financial Commitment”):

2015: € [*****] ([*****] Euro)

2016: € [*****] ([*****] Euro)

2017: € [*****] ([*****] Euro)

2018: € [*****] ([*****] Euro)

204.9: € [*****] ([*****] Euro)

(b)                                 Within fourteen (14) calendar days after the end of a calendar month, Centogene shall invoice on a calendar monthly basis the Minimum Financial Commitment on a pro rata basis for such calendar month, i.e. an amount equal to 1/12 of the Minimum Financial Commitment for the respective calendar year. Shire shall make payment within thirty (30) calendar days upon receipt of a proper invoice and receipt of accurate and complete Reports for the preceding calendar month, whichever is later.

(c)                                  Within thirty (30) calendar days after the end of each calendar quarter, Centogene shall provide Shire with a detailed summary of Diagnostic Services actually rendered in the previous calendar quarter as evidenced in the Reports and as documented in the General Records, including the difference between (i) the Minimum Financial Commitment (prorated up to this point in time), and (ii) the prices and fees for Diagnostic Services actually rendered during such calendar quarter. In case Centogene performed more Diagnostic Tests during such calendar quarter in accordance with this Agreement than covered by the Minimum Financial Commitment (as evidenced in the Reports and as documented in the General Records) and provided a year-to-date cumulative calculation also exceeds the Minimum Financial Commitment (prorated up to this point in time), the payments for such excess Diagnostic Tests (the “Excess Diagnostic Tests”) shall be calculated on the basis of the prices and fees set forth in Exhibit 1 and Centogene shall submit an invoice of such Excess Diagnostic Tests within such thirty (30) calendar days period. Shire shall make payment within thirty (30) calendar days upon receipt of a proper invoice and a detailed summary of Diagnostic Services, whichever is later.

(d)                                 Within thirty (30) calendar days after the end of each calendar quarter, Centogene shall provide Shire with a list of all Current Test Kits containing Old DBS Cards processed during the previous calendar quarter as evidenced in the Reports and as documented in the General Record and shall submit an invoice for the resulting Additional Processing Fee. Shire shall make payment within thirty (30) calendar days upon receipt of a proper invoice and the above-mentioned list, whichever is later. For the avoidance of doubt, the Additional Processing Fee is in addition to any other amounts due under this Agreement and is not subject to Section 3.6(e).

(e)                                  Further, within thirty (30) calendar days after the 1 January of each calendar year, Centogene shall provide Shire with a detailed summary of Diagnostic Services actually rendered in the previous calendar year as evidenced in the Reports and as documented in the General Records, including (i) the Minimum Financial Commitment paid, and (ii) the prices and fees for Diagnostic Services actually rendered during such calendar year, and (iii) the payments for Excess Diagnostic Tests made under Section 3.6(c), if any. In case Centogene performed fewer Diagnostic Tests during a given calendar year than covered by the Minimum Financial Commitment (as evidenced in the Reports and as documented in the Genera! Records), but received payment for Excess Diagnostic Tests pursuant to Section 3.6(c) with respect to any calendar quarter during such calendar year (the “Excess Payment(s)”), Centogene shall issue a credit note covering such Excess Payments made by Shire, together with the provision of the yearly detailed summary.

(f)                                   Any prices and fees are in Euros and exclusive of VAT.

(g)                                  As of 1 January 2016 the prices as well as the technology access fees listed in Exhibit 1 will be increased by [*****] percent ([*****]%) on each 1 January for the years 2016, 2017, 2018 and 2019.

(h)                                 Centogene shall be reasonably committed to developing and implementing continuous cost and quality improvement programs, including by seeking productivity improvements, by purchasing quality materials at lower cost and by improving testing processes. Centogene shall inform Shire of any substantial cost saving opportunities and the Parties agree to negotiate in good faith reductions to the respective prices set forth in Exhibit 1 and the Minimum Financial Commitment set forth in Section 3.6(a). If, in Shire’s reasonable opinion based on general developments in the area of genetic and biochemical testing, costs for genetic and biochemical testing decrease substantially during the term of this Agreement, Shire shall have the right to propose an adjustment of the prices set forth in Exhibit 1 and the resulting Minimum Financial Commitment set forth in Section 3.6(a) and Centogene shall consider in good faith such proposal within sixty (60) days after receipt of Shire’s adjustment proposal. Should the Parties be unable to reach agreement within sixty (60) days after Centogene’s receipt of Shire’s adjustment proposal, the adjustment, if any, shall be determined by an independent expert appointed in accordance with the WIPO Expert Determination Rules. The language to be used in the expert determination proceedings shall be English.

3.7.                            Maintenance of Records; Audits. Centogene shall maintain accurate and complete records of all Testing Request Forms, Samples received, correspondence, invoices, and/or other information in Centogene’s possession relating to the Diagnostic Services (collectively, “General Records”). The General Records shall be maintained in accordance with recognized commercial accounting practices and retained during the term of the Agreement and thereafter for a period of three (3) years or such longer period required by Applicable Laws. Not more than once per calendar year during the term and not more than once within three (3) years after the end of the term, upon reasonable prior written notification and during normal business hours and with the purpose of confirming Centogene’s compliance with the terms of this Agreement in providing the Diagnostic Services, Centogene agrees to permit independent auditors bound to professional secrecy selected by Shire and reasonably acceptable to Centogene to examine and audit the

General Records at no charge to Shire by Centogene. The independent auditors shall be bound by the confidentiality and non-use obligations set forth in Sections 3.8 and 8 of this Agreement. For clarity, any such inspection (or failure to inspect) shall not relieve Centogene of its obligation to comply with Applicable Laws and the provisions of this Agreement and does not constitute a waiver of any right otherwise available to Shire. Shire shall bear the full cost of such independent auditors, unless such audit shall reveal that Centogene overstated the number of tested Samples by more than [*****] percent ([*****]%), in which case Centogene shall reimburse Shire for the reasonable cost of such audit.

3.8.                            Data Protection.  Centogene shall comply with all Applicable Laws on data protection in the provision of Diagnostic Services. Notwithstanding the foregoing, Centogene shall take appropriate organizational and technical protection measures in accordance with Section 9 of the German Federal Act on Data Protection (Bundesdatenschutzgesetz; BDSG) and the Appendix to Section 9 BDSG or the corresponding applicable data protection laws and regulations of the German states (Länder). Centogene will design its internal organization so that it meets the specific data protection requirements and so that data collected during the Diagnostic Services, including pseudonymized data of Patients and Physicians, are protected from misuse, unauthorized access and loss. The privacy of Patients and Physicians shall be respected in all circumstances. Centogene shall treat personal data, including pseudonymized data of Patients and Physicians, strictly confidential. Centogene will use only those employees for providing Diagnostic Services who are contractually bound to maintain data confidentiality pursuant to Section 5 BDSG or the corresponding applicable data protection laws and regulations of the German states (Länder). Centogene shall use any data collected in the course of Diagnostic Services and the pseudonymized data of Patients and Physicians exclusively for the purpose of providing Diagnostic Services in accordance with the terms of this Agreement. Centogene shall not merge pseudonymized data of Patients with other data in a manner such that a reference to a certain person can be made.

3.9.                            Facility.  Centogene shall, at its own cost and expense, ensure that at all times during the term, the Facility is in a qualified and validated state appropriate for provision of Diagnostic Services as required by GLP, the terms of this Agreement, Applicable Laws and Regulatory Authorities. Centogene shall be responsible for validating the equipment used for the Diagnostic Tests (including conducting installation, operational and performance qualification).

3.10.                     Notification of Contaminants.  In the event Centogene reasonably identifies a potential problem of cross-contamination in the Facility or a problem with respect to any regulatory requirements in connection therewith, Centogene shall immediately inform Shire in writing and the Parties shall meet and cooperate, through the JSC, in good faith to resolve the problem.

3.11.                     Technical Quality Agreement.  Within sixty (60) days upon signing of this Agreement the Parties shall enter into a Technical Quality Agreement. The Technical Quality Agreement sets forth, among other things, certain tasks and responsibilities to be performed by each Party with respect to the Diagnostic Services and shall incorporate provisions permitting Shire and Shire Group Companies to audit the Facility and any alternate facility as well as other customary provisions, including the key terms regarding quality systems set forth in Section 3.12. In the event of any discrepancy or inconsistency between the tasks listed in such Technical Quality Agreement and the terms of this Agreement, the terms of the Technical Quality Agreement will govern with respect to quality matters, and the terms of this Agreement shall govern with respect to all other matters..

3.12.                     Quality Systems.  Centogene shall maintain systems of operation and quality assurance that are consistent with Applicable Laws and GLP and as otherwise may be required by Applicable Laws. Such systems shall include written policies and procedures that address, at a minimum, the following: quality systems including: training, supplier & purchasing controls, supplier audits, vendor change notifications, facilities and equipment, exception / deviation notification, complaint reporting and CAPA; facilities and equipment systems; laboratory control systems; data protection, protection of IT networks.

3.13.                     Business Continuity.

(a)                                 Centogene acknowledges the importance to Shire of an uninterrupted provision of Diagnostic Services. Centogene shall take, throughout the term of the Agreement, all necessary steps to identify and mitigate potential threats to its ability to provide Diagnostic Services. In particular, Centogene shall prepare within sixty (60) calendar days after the Effective Date a written business continuity and risk mitigation plan designed to maintain continuity of the provision of Diagnostic Services under adverse conditions (“Business Continuity Plan”).

(b)                                 Such Business Continuity Plan shall be reasonably satisfactory to Shire and shall include (i) the future establishment of an alternate facility operated by Centogene in case of a Service Failure as well as (ii) the identification of an alternate facility of a Third Party GLP compliant contract laboratory designated by Centogene and reasonably acceptable to Shire (“Designated Third Party Laboratory”) in case Shire terminates the Agreement pursuant to Section 12.3(c).

(c)                                  The alternate facility operated by Centogene shall be capable of providing Diagnostic Services at the Target Volumes in case of a Service Failure within a ramp-up period of sixty (60) calendar days upon occurrence of a Service Failure. The Designated Third Party Laboratory shall be generally capable of providing Diagnostic Services at the Target Volumes in case Shire terminates the Agreement pursuant to Section 12.3(c).

(d)                                 Centogene shall implement the Business Continuity Plan during the term of the Agreement, including escrow deposits of complete and comprehensible descriptions of Centogene’s diagnostic testing technology for technology transfer to an alternate facility operated by Centogene or agreed Designated Third Party Laboratory, to ensure that the alternate facilities will actually be capable of providing Diagnostic Services at the Target Volumes in case of a Service Failure within sixty (60) calendar days upon occurrence of a Service Failure or in case of a termination by Shire pursuant to Section 12.3(c), as the case may be.

(e)                                  During the term of the Agreement Centogene shall promptly notify Shire in writing of any potential disruption to the provision of Diagnostic Services. Centogene shall evaluate and update the Business Continuity Plan on a yearly basis. Upon request of Shire at any time, Centogene will present the Business Continuity Plan to Shire, including documentation on the implementation of such Business Continuity Plan. Centogene shall consider in good faith any reasonable comments that Shire may have with respect to the Business Continuity Plan and shall incorporate Shire’s comments in the Business Continuity Plan as agreed by the Parties without undue delay.

3.14.                     Service Failure.  Without limiting any other rights or remedies of Shire, if there is, or the Parties mutually determine there is likely to be, a Service Failure, then Shire shall have the right to request that Centogene and Centogene shall be obliged to immediately take all necessary measure to start providing Diagnostic Services from an alternate facility operated by Centogene as soon as possible and in any event no later than within [*****] calendar days upon occurrence of a Service Failure. Shire shall not be obliged to make the Minimum Financial Commitment under Section 3.6(a) (on a prorated basis) for the period in which a Service Failure existed and Centogene shall reimburse Shire for any Minimum Financial Commitment payments made during such period. However, if Centogene successfully ramps-up the alternate facility operated by Centogene within [*****] calendar days, Shire shall make the Minimum Financial Commitment under Section 3.6(a) (on a prorated basis) for such period.

4.                                      R&D SERVICES

4.1.                            Research and Development.  Shire recognizes the unmet need to fund research in diagnostic services and strategies to meet the goal of identifying all patients suffering from Marbus Fabry, Gaucher and Hunter Syndrome and such other rare diseases that are identified on the Testing Request Form. Shire is willing to fund one or more Projects up to a combined total of € [*****] ([*****] Euro) per calendar year subject always to Shire having first evaluated and agreed to any such Project in accordance with this Section 4, in particular Section 4.4.

4.2.                            Performance of R&D Services.  Centogene will perform R&D Services in accordance with the relevant Statement of Works, the Specifications, if any, generally accepted professional standards, GLP and Applicable Laws; provided, however, that this Agreement shall not establish any obligation of either Party to enter into any Statements of Works.

4.3.                            Project Proposals.  From time to time, Centogene shall have the right to propose Projects to meet the goal of identifying all patients suffering from Fabry, Gaucher and Hunter Syndrome and other similar rare diseases agreed by the Parties or using diagnostics to improve the treatment of these patients. In such case, Centogene shall submit to Shire, through the JSC, a proposal, which shall contain, at a minimum, information supporting the rationale for such Project, the scientific merit, the alignment with Shire’s strategic goal of improving the use of diagnostics modalities to identify patients with lysosomal storage diseases or other rare diseases, the proposed tasks and responsibilities of the Parties, other proposed Third Parties to be involved, as well as an estimate of the timeframe for and cost of such Project.

4.4.                            Project Evaluation.  Shire will review and evaluate Centogene’s proposal within ninety (90) calendar days after such proposal is submitted by Centogene. Shire is willing to fund, subject to the funding cap specified in Section 4.1, a Project, if such Project, in Shire’s discretion, (i) is of scientific merit and aligned with Shire’s strategic goal of improving the use of diagnostics modalities to identify patients with lysosomal storage diseases; (ii) is positively evaluated per Shire’s standard processes and includes full transparency of the role of each Party and all Third Parties and/or Shire Group Companies potentially involved in the research endeavor; and (iii) meets any Applicable Laws, internal Shire guidelines and the European and national Codices applicable to the pharmaceutical industry, including but not limited to the EFPIA Code.

4.5.                            Statements of Works.  If agreement between Shire and Centogene is reached to conduct a proposed Project, a Statement of Work for the Project shall be executed and such Statement of Work shall be attached to this Agreement. To the extent that Third Parties are involved in the research endeavor, Centogene shall ensure that such Third Parties have executed appropriate agreements with Centogene containing substantially similar terms regarding confidentiality, Intellectual Property and publications as those set out in this Agreement. Where academic institutions are participating in a Project, Centogene shall ensure full transparency of the scope and the payments in relation to that Project as well as the academic individuals involved towards the academic institution. This Agreement shall apply to every SOW and to any R&D Services performed pursuant thereto. While each such SOW shall constitute a separate and distinct agreement between the Parties, the terms and conditions of this Agreement shall be deemed incorporated by reference in each such SOW. In addition, Shire or any other, additional, Shire Group Company may from time to time request Centogene to provide R&D Services. When such a request is made, Shire or the respective Shire Group Company and Centogene will negotiate with each other with a view to reaching agreement with regard to that Project.

4.6.                            Governance.  In the event of contradictions or inconsistencies between this Agreement and any terms and conditions appearing or referred to in any such SOW, this Agreement shall prevail, unless the SOW makes express reference that the Parties intend a provision of the SOW to overrule the corresponding provision in the Agreement with respect to such SOW only.

4.7.                            Payments.  A payment schedule for the performance of R&D Services shall be set out in each Statement of Works. Whenever any payment is due, Centogene shall submit an invoice to Shire, together with such evidence as Shire may reasonably request for the purpose of verifying that the R&D Services in respect of which the payment in question is due have been actually rendered, provided however, that Shire’s financial contribution in respect of the totality of all existing Projects shall not exceed € [*****] ([*****] Euro) per calendar year, i.e. not more than € [*****] ([*****] Euro) for the initial term of five (5) years. Shire shall make payment within (30) thirty calendar days upon receipt of a proper invoice and the above mentioned evidence.

4.8.                            Project Manager.  Each Party shall appoint a project manager for each Project, who shall be named in the relevant SOW. Centogene’s project manager shall be responsible for the overall conduct of the Project and either Party’s project managers shall be the principal point of contact for the other Party for all matters relating to such Project. Neither Party shall change the project manager without the other Party’s prior written consent.

4.9.                            Variation.  Shire may request and Centogene shall not unreasonably withhold its consent to amend and/or supplement a Project. Further, Centogene may propose to amend and/or supplement a Project and Shire shall consider in good faith such change proposal and inform Centogene of its decision within forty-five (45) days of receipt of Centogene’s change proposal. Centogene shall use all reasonable efforts to implement any change requests or change proposals agreed by the Parties as soon as possible and with no further financial adjustment. In the event that a change request or change proposal would result in cost increases or reductions and/or failures to meet agreed time lines, Centogene shall be obliged to notify such consequences in writing together with Centogene’s change proposal or within twenty (20) Business Days after having received Shire’s change request. Should the Parties be unable to reach agreement on any change request or change proposal the JSC shall discuss the issue in good faith.

5.                                      GENERAL SERVICES OBLIGATIONS

5.1.                            Personnel.  Centogene shall exercise, and ensure that its personnel exercise, all reasonable skill, care, and diligence in the performance of the Services. Centogene shall ensure that all its personnel who perform the Services are technically competent and suitably qualified to carry out the parts of the Services assigned to them.

5.2.                            Subcontracting.  Centogene shall not subcontract any activities under this Agreement to a Third Party without Shire’s prior written consent. Centogene may propose to subcontract certain defined activities under this Agreement to a Third Party and Shire shall consider in good faith such proposal and inform Centogene of its decision within thirty (30) days of receipt of the consent request. Any consent given by Shire shall require that the agreements between Centogene and such Third Parties are made in writing and fully correspond to the agreements between Shire and Centogene. Centogene shall ensure that Centogene’s obligations under this Agreement regarding Intellectual Property, publications, confidentiality and data protection will be fulfilled. In particular, Centogene shall ensure that such Third Parties have executed appropriate agreements with Centogene containing substantially similar terms regarding confidentiality, Intellectual Property and publications as those set out in this Agreement. In the event that Centogene fulfils its obligations through a permitted subcontractor, Centogene shall remain fully liable for the fulfilment of its obligations under this Agreement. Centogene shall be responsible for the qualification and validation of any subcontractor.

5.3.                            No Conflict. Centogene shall not, during the term of this Agreement, enter into any agreements that limit its capacities and resources which are required to meet the quality and quantity obligations assigned in this Agreement or a SOW. Centogene will provide all staff necessary to provide the Services in accordance with the terms of this Agreement.

5.4.                            No Exclusivity. Nothing in this Agreement shall prevent Shire from appointing a Third Party to conduct services that are the same as, or similar to, Services. Vice versa, nothing in this Agreement shall prevent Centogene from providing services to Third Parties that are the same as, or similar to, Services.

6.                                      ALLIANCE MANAGERS; JOINT STEERING COMMITTEE

6.1.                            Alliance Managers.  Promptly following the Effective Date, each Party shall designate two (2) individuals - one individual with respect to Diagnostic Services and one individual with respect to R&D Services — to serve as main points of contact for each Party for such Services to exchange information, facilitate communication and coordinate the Parties’ activities under this Agreement and to provide day-to-day support (each, an “Alliance Manager’’). Each Alliance Manager shall be experienced in project management and shall have appropriate experience in the pharmaceutical industry. The Alliance Managers shall attend all meetings between the Parties, including JSC meetings. Each Party may change its designated Alliance Managers from time to time upon written notice to the other Party; provided, that the Parties recognize and agree as to the importance of continuity in their relationship and the activities hereunder.

6.2.                            Joint Steering Committee (JSC). Promptly after the Effective Date the Parties shall establish and during the term of this Agreement the Parties shall operate a joint steering committee, which shall have the primary role in ensuring the overall success of the cooperation (“Joint Steering Committee”). The Joint Steering Committee will act as a forum between the Parties to ensure a smooth cooperation, regular business reviews and long-term planning. The JSC shall be comprised of an equal number of three (3) managing directors or board members of each Party. The initial JSC members shall be

•                  For Shire: [*****]

•                  For Centogene: [*****]

The JSC shall meet at such time as the JSC shall agree from time to time with the aim to meet calendar quarterly, but shall meet at least every calendar half year. Shire shall designate the chairman of the JSC who shall be responsible to call the regular meetings and special meetings at either Party’s request. The meeting place shall alternate between the offices of Shire and Centogene, or as otherwise decided by the JSC. JSC meetings may be conducted in person, by telephone or videoconference, provided, however, that at least one (1) meeting per calendar year shall be held in person. Each Party shall provide the other Party with written notice of its new representatives for the JSC immediately upon replacement. Each Party may invite guests to the meetings, in order to discuss special technical or commercial topics. Shire shall keep accurate and complete minutes of the JSC meetings and shall circulate such minutes in English to Centogene within ten (10) Business Days after each meeting, and the Parties shall agree on the minutes of such meeting promptly. Each Party shall be responsible for the expenses incurred by its employees and its members of the JSC. All decisions of the JSC are to be made in good faith and in the best interest of the Agreement, and the Parties shall use their reasonable efforts to take decisions unanimously. The JSC shall not have any power to amend, modify or waive compliance with this Agreement. Each Party shall retain its rights, powers and discretion and no such rights, powers or discretion shall be delegated or vested in the JSC unless the Parties expressly so agree in writing.

7.                                      SUSPENSION OF DIAGNOSTIC SERVICES

7.1.                            Suspension.  Shire may, at its reasonable discretion, suspend the provision of Diagnostic Services, in whole or in part, immediately by providing written notice

(a)                                 in the event of any substantial supply issues with, withdrawal of or suspension of one of the Shire Products;

(b)                                 if the provision of Test Kits to Physicians and the performance of Diagnostic Tests with Samples in any country of the Territory is (i) found or alleged by any Regulatory Authority, court, industry association or other entity with competence over any Shire Group Company to be impermissible, or (ii) in the reasonable opinion of Shire’s compliance function likely to be impermissible; or

(c)                                  if Centogene loses any governmental authorizations required to provide the Diagnostic Services in accordance with Applicable Laws and GLP.

(any of the foregoing a “Suspension Event”), provided that with regards to the Suspension Events listed in Sections 7.1 (a) and (b) Shire may only suspend the provision of Diagnostic Services with respect to the respective Shire Product(s) and/or country(ies) directly affected by such Suspension Event(s).

7.2.                            Effect of Suspension.  Upon suspension of Services under Section 7.1 Shire shall not be obliged to make the Minimum Financial Commitment for as long as and to the extent that any or all Suspension Events continue to exist. If the Suspension Event only applies to less than the totality of Shire Products and/or the whole Territory under this Agreement, Shire and Centogene shall promptly meet and re-negotiate in good faith the Target Volumes as well as the Minimum Financial Commitment, provided, however, that any reduction of the Minimum Financial Commitment shall only take effect after a grace period of ninety (90) days after the suspension by Shire. When such Suspension Event no longer exists, the amended Target Volumes and Minimum Financial Commitment agreed pursuant to the preceding sentence of this Section 7.2 shall no longer apply and Centogene’s originally agreed Target Volumes and Shire’s obligation to make the originally agreed Minimum Financial Commitment shall revive from such moment on a pro rata basis for the respective calendar year. Shire’s exercise of its right of suspension under this Section 7 shall not function as a waiver of any right of termination that it may have under this Agreement.

7.3.                            Resumption of Services.  Shire may, at its reasonable discretion, end the partial or complete suspension, in whole or in part, at any time by providing written notice to Centogene. Upon receipt of Shire’s written notice, Centogene shall re-establish the suspended Services as soon as reasonably practicable and Shire shall then resume the originally agreed Minimum Financial Commitment payments.

8.                                      CONFIDENTIALITY

8.1.                            Confidentiality.  All Confidential Information disclosed, revealed or otherwise made available by one Party (“Disclosing Party”) to the other Party (“Receiving Party”) under, or as a result of, this Agreement is furnished to the Receiving Party solely to permit the Receiving Party to exercise its rights, and perform its obligations, under this Agreement. The Receiving Party shall not use any of the Disclosing Party’s Confidential Information for any other purpose, and shall not disclose, reveal or otherwise make any of the Disclosing Party’s Confidential Information available to any Third Party, without the prior written authorization of the Disclosing Party. The same shall apply to any Confidential Information disclosed with regards to the Services to be provided under this Agreement before the Effective Date.

8.2.                            Safeguards.  In furtherance of the Receiving Party’s obligations under Section 8.1 hereof, the Receiving Party shall take all appropriate steps, and shall implement all appropriate safeguards, to prevent the unauthorized use or disclosure of any of the Disclosing Party’s Confidential Information. Without limiting the generality of this Section 8.2, the Receiving Party shall disclose any of the Disclosing Party’s Confidential Information only to those of its officers, employees, commercial agents, distributors, consultants, licensees. potential licensees and financial investors that have a need to know the Disclosing Party’s Confidential Information, in order for the Receiving Party to exercise its rights and perform its obligations under this Agreement, and only if such officers, employees, agents, consultants, licensees, potential licensees and financial investors have executed appropriate non-disclosure agreements containing substantially similar terms regarding confidentiality as those set out in this Agreement or are otherwise bound by obligations of confidentiality effectively prohibiting the unauthorized use or disclosure of the Disclosing Party’s Confidential Information. The Receiving Party shall furnish the Disclosing Party with immediate written notice of any unauthorized use or disclosure of any of the Disclosing Party’s Confidential Information and shall take all actions that the Disclosing Party reasonably requests in order to prevent any further unauthorized use or disclosure of the Disclosing Party’s Confidential Information.

8.3.                            Exceptions.  The Receiving Party’s obligations under Section 8.1 and 8.2 hereof shall not apply to the extent that the Receiving Party can prove by written evidence that the respective Confidential Information:

(a)                                 passes into the public domain, or becomes generally available to the public through no fault of the Receiving Party;

(b)                                 was known to the Receiving Party prior to disclosure hereunder by the Disclosing Party;

(c)                                  is disclosed, revealed or otherwise made available to the Receiving Party by a Third Party that is under no obligation of non-disclosure and/or non-use to the Disclosing Party;

(d)                                 is required to be disclosed under applicable law or by court order; provided, however, that the Receiving Party shall furnish the Disclosing Party’s with as much prior written notice of such disclosure requirement as reasonably practicable, so as to permit the Disclosing Party, in its sole discretion, to take appropriate action in order to prevent the Disclosing Party’s Confidential Information from passing into the public domain or becoming generally available to the public; or

(e)                                  is independently developed by the Receiving Party without breach of this Agreement as evidenced by contemporaneous written records.

8.4.                            Return of Information.  Upon expiration or termination of this Agreement for any reason whatsoever, the Receiving Party shall return to the Disclosing Party, or destroy, as the Disclosing Party shall specify in writing, all copies of all documents and other materials that contain or embody any of the Disclosing Party’s Confidential Information, except to the extent that the Receiving Party is required by applicable law or permitted under this Agreement to retain such documents and materials. Within thirty (30) calendar days after the date of expiration or termination of this Agreement, the Receiving Party shall furnish the Disclosing Party with a written certificate, confirming that the Receiving Party has complied with its obligations under this Section 8.4.

8.5.                            Survival.  All of the Receiving Party’s obligations under Section 8.1 and 8.2 hereof, with respect to the protection of the Disclosing Party’s Confidential Information, shall survive the expiration or termination of this Agreement for any reason whatsoever.

9.                                      INTELLECTUAL PROPERTY

9.1.                            Ownership of Centogene Background Intellectual Property.  Nothing in this Agreement shall affect Centogene’s ownership of the Centogene Background Intellectual Property.

9.2.                            Rights in Reports.  The Parties agree that Shire shall own all right, title and interest in and to the Reports with the details set forth in Exhibit 4 that Centogene provides to Shire in the course of the Diagnostic Services. Centogene hereby assigns and transfers to Shire and shall continue to assign and transfer to Shire during the term of this Agreement all of its rights, title and interest in the Reports, and Shire hereby accepts such assignment and transfer. Only to the extent such transfer is not possible under applicable copyright laws, Centogene hereby irrevocably grants to Shire an exclusive and transferable license (unlimited in time, territory and scope, and including the right to grant sublicenses) to the Reports. For the avoidance of doubt, nothing in this Section 9.2 shall be construed to limit Centogene from using the Diagnostic Test Results.

9.3.                            Rights in Project Results.  All Project Results shall be provided promptly to Shire or the relevant Shire Group Company. The Parties agree that Shire shall own all right, title and interest in and to the Project Results. Centogene hereby assigns and transfers to Shire and shall continue to assign and transfer during the term of this Agreement to Shire all of its right, title and interest in the Project Results, and Shire hereby accepts such assignment and transfer. At Shire’s written instructions and expense, Centogene agrees to make or procure all assignments, and shall require Centogene’s personnel involved in the performance of R&D Services to execute any documents required to confirm Shire’s ownership right, which are necessary to give effect to this Section 9.3 and to do all acts and assist Shire or any Shire Group Company in every way reasonable required to obtain, maintain and enforce Intellectual Property Rights covering Project Results. In particular, Centogene shall assume any patentable invention made by any of Centogene’s employees in the course of performing R&D Services in accordance with the German Act on Employee Inventions (Arbeitnehmererfindungsgesetz, ArbNErfG). Centogene shall promptly and fully disclose to Shire details of all discoveries, inventions, and improvements conceived or developed by in the course of the provision of R&D Services. For the avoidance of doubt, Centogene shall have the right to publish Project Results in accordance with Section 9.8 below.

9.4.                            New General Diagnostic Testing Intellectual Property.  Centogene shall own all right, title and interest in “New General Diagnostic Testing Intellectual Property”, which as used in this Agreement means Intellectual Property that is developed, conceived, invented, reduced to practice or made solely in the course of performance of the Services by Centogene, and that (i) arises from or relates to the practice of Centogene Background Intellectual Property; (ii) is severable from Shire Products; and (iii) does not reveal or disclose any Shire Confidential Information or any Shire Product Information.

9.5.                            Personnel.  Centogene shall have and will continue to have agreements with its personnel t-o give effect to the provisions of this Section 9, and shall enforce such agreements to provide Shire with the benefit of this Section 9.

9.6.                            Shire’s Licenses to Centogene.  Shire hereby grants to Centogene a non-exclusive, worldwide, fully paid-up, irrevocable license (transferable/sublicensable only in combination with a transfer of or (sub-)license to Centogene Background Intellectual Property), to use Project Results (i) in an aggregate manner as part of Centogene’s diagnostic testing database, provided that under no circumstances will this license grant the right to separate or single out subsets of data generated in the course of a Project and use such subsets for any purposes other than that expressly agreed to in writing by the Parties, and (ii) only to the extent necessary or useful to develop, test, manufacture, market, commercialize and make any other use of the New General Diagnostic Testing Intellectual Property.

9.7.                            Centogene’s License to Shire.  Centogene hereby grants to Shire and any Shire Group Company a non-exclusive, worldwide, fully paid-up, irrevocable and transferable license, with the right to grant sublicenses, to the Centogene Background Intellectual Property and New General Diagnostic Testing Intellectual Property only to the extent necessary or useful to develop, test, manufacture, market, commercialize and make any other use of the Project Results. For the avoidance of doubt, such license shall not include any right to use Centogene Background Intellectual Property and/or New General Diagnostic Testing Intellectual Property for the performance of diagnostic testing activities.

9.8.                            Publication Rights.  Centogene shall not, and shall cause any Third Party participating in a given Project not to, publish or present any Project Results until such time as either the Project Results are published in a cooperative publication or for a period of [*****] after termination or completion of the relevant Project, whichever shall first occur. The Parties will use all reasonable efforts to publish or present Project Results in a cooperative publication as soon as reasonably possible after termination or completion of the relevant Project. After that time, Centogene and any Third Party participating in a given Project may publish Project Results in scientific journals or present Project Results at symposia or other professional meetings in accordance with the following provisions: At least [*****] days prior to submitting an abstract, manuscript, or other document for publication or presentation, a copy of the proposed publication or presentation will be provided to Shire for review. Upon Shire’s request, Centogene shall, and shall cause any Third Party participating in a given Project to, remove any and all Confidential Information of Shire and any Shire Product Information identified in the publication or presentation and to delay such submission or presentation for an additional [*****] period in order to allow Shire time to file any patent application(s). All publications and presentations of Project Results shall appropriately reference any previous cooperative publication, if any, or the fact that the Project Results are a subset of data resulting from a certain Project or study conducted by or on behalf of any Shire Group Company.

9.9.                            Third Party IP. In the event either Party becomes aware of any Third Party Intellectual Property Rights which might interfere with the use and exploitation of the Reports or the Project Results, it shall immediately inform the other Party hereof. Each Party shall reasonably assist the other Party or any Affiliate of the other Party, at the other respective Party’s expense, in defending itself against a Third Party claim, which would impair the use and exploitation of the Reports or Project Results. Each Party shall furnish the other Party with written notice of any and all infringements and other unauthorized uses by any Third Party of the Reports or Project Results promptly after it receives notice thereof.

10.                               REPRESENTATIONS AND WARRANTIES

10.1.                     Centogene Warranties.  Centogene warrants and represents that

(a)                                 it has all governmental and other approvals necessary for it to carry out the Services;

(b)                                 it is not party to any agreement that would prevent it from fulfilling its obligations under this Agreement;

(c)                                  it has and will maintain during the term the experience, the scientific know how, the human resources and the capacities required to meet the Target Volumes and to perform the Services in accordance with Applicable laws, GLP and the terms of this Agreement;

(d)                                 it will perform the Diagnostic Tests and submit the Diagnostic Test Results in accordance with the terms of this Agreement;

(e)                                  to its present knowledge, as of the Effective Date, the Centogene Background Intellectual Property Rights for purposes of this Agreement do not infringe any Third Party Intellectual Property Rights;

(f)                                   as of the Effective Date, no material litigation, arbitration or administrative proceeding is pending or threatened in relation to the Diagnostic Tests;

(g)                                  as of the Effective Date, Centogene conducts no activity that involves or relates to or is alleged to involve or relate to fraud, the proceeds of crime, corruption or any other similar matter; and

(h)                                 in the course of providing Diagnostic Services it will not make any statement on any Shire Product to any Physician or any Third Party and will not provide any treatment recommendation.

10.2.                     Anti-Bribery.  Centogene represents, warrants and covenants that neither Centogene nor any Affiliate of Centogene nor any officer, employee or agent of Centogene (or any of its Affiliates) has, nor shall it, offer, promise, give or receive, any financial or other advantage in violation of the Bribery Act 2010 (UK) or Foreign Corrupt Practices Act 1977 (USA), as amended from time to time, respectively, or any comparable laws in any country from which or to which services are provided by or for Centogene under this Agreement (collectively, “Anti-Bribery Laws”) and Centogene and its Affiliates shall each maintain procedures designed to prevent bribery falling within the Bribery Act 2010. Centogene further represents, warrants and covenants that no person employed by Centogene and no person acting as agent of Centogene in connection with Centogene’s obligations under this Agreement (other than those persons who have been notified from time to time by

Centogene to Shire and in respect of whom Shire has provided its prior written approval), is an official of the Government of any country (or of any agency of such government), and that no part of any monies or consideration paid to Centogene under this Agreement shall accrue for the benefit of any such official. For the purposes of enabling Shire to monitor its compliance with Anti-Bribery Laws, Centogene shall make available for audit by Shire or its designee, upon Shire’s reasonable request at any time during the Term, books, records and other documentation relevant to Centogene’s business activities conducted pursuant to this Agreement.

10.3.                     Insurance.  Centogene shall maintain liability and other appropriate forms of insurance at levels sufficient to support its indemnification obligations assumed herein but in no case shall this insurance be less than the minimum limits shown below:

(a)                                 workers compensation and/or employers liability to limits required by Applicable Law;

(b)                                 General liability insurance in amounts of €[*****] per occurrence and €[*****] in the annual aggregate;

(c)                                  Products liability insurance in amounts of €[*****] per occurrence; and €[*****] in the annual aggregate

(d)                                 Errors & omissions liability insurance in amounts of €[*****] per occurrence and in the annual aggregate;

(e)                                  Technology errors and omissions liability (including coverage for electronic media activities, network operations security liability, privacy liability and miscellaneous professional liability in amounts of €[*****] per claim and in the annual aggregate; and

(f)                                   Crime coverage (employee dishonesty and computer fraud), including an endorsement and/or coverage amendment for Third Party coverage (client coverage) in the amounts of €[*****] per each and every event.

Should any insurances be provided on a ‘claims made’ basis such insurance shall be maintained for a period of five (5) years following the expiration or termination of this Agreement. All such insurances will be provided by a company or companies licensed to do business in Germany having a financial rating of not less than A- Viii in the most current edition of Best’s Key Rating Guide. Centogene shall provide a certificate of insurance evidencing such coverage as requested by Shire. The minimum limits of insurance required shall not be construed to create a limit of Centogene’s liability or indemnification obligations under this Agreement.

11.                               INDEMNIFICATION

11.1.                     Indemnification by Centogene. Centogene shall, at its sole expense, indemnify, defend and hold harmless Shire, its Affiliates and their respective officers, directors, agents and employees (the “Shire lndemnitees”) from and against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and court costs) (collectively, “Losses”) arising out of Third Party claims due to

(a)                                 a failure to provide Diagnostic Services in accordance with GLP and applicable data protection laws;

(b)                                 incorrect Diagnostic Test Results;

(c)                                  the malperformance of the Services;

provided, however, that Centogene will not be liable to indemnify the Shire lndemnitees for any Losses to the extent that such Losses were caused by the negligence or willful misconduct of the Shire lndemnitees.

11.2.                     Procedure. Shire shall notify Centogene promptly in writing upon learning of any Third Party action in respect of which indemnification may be sought under Section 11.1. Centogene shall (i) actively defend against every claim using counsel approved by Shire, such approval not to be unreasonably withheld or delayed; (ii) shall promptly inform Shire and its attorneys of all developments concerning Shire; and (iii) shall generally consult with Shire regarding the strategy of the defense of any claim. The Shire lndemnitees shall reasonably cooperate with Centogene in defending or settling any such claim. No settlement of any claim for which indemnification is sought, shall be made without the prior written approval of Centogene. Centogene will have sole control over the defense and/or settlement, subject to the Shire lndemnitees’ right to select and use their own counsel at their sole cost and expense.

12.                               TERM, TERMINATION

12.1.                     Initial Term. This Agreement shall come into force at the Effective Date and shall remain in full force for an initial term of five (5) years, unless terminated in accordance with Section 12.3 et seq.

12.2.                     Additional Term. Shire shall have the right to extend the Agreement for a period of two (2) additional years by providing at least twelve (12) months prior written notice before the expiration of the initial term. In this event Section 3.6(g) shall apply accordingly.

12.3.                     Termination by Shire. Shire shall have the right to terminate the Agreement and/or any SOWs with immediate effect by providing written notice to Centogene in case

(a)                                 Centogene experiences a Change of Control in which a company or group of companies is the acquirer (by asset purchase, merger, consolidation, reorganization or otherwise) who, (i) is a direct competitor of Shire or any Shire Group Company with regards to Shire Products; or (ii) causes a conflict of interest in providing Services or (iii) may, as a result of such Change of Control, cause Centogene’s lack of the technical, personnel or other organizational excellence necessary to perform the Services in accordance with the Parties’ intention to find any remaining unidentified patients of lysosomal storage diseases by the year 2020;

(b)                                 Subject to Section 12.5, Centogene commits a material breach or default of any of its obligations hereunder, which shall include (i) inability or unwillingness to at all provide any Services for a period longer than two (2) months, (ii) persistent failure to process submitted Samples in accordance with this Agreement, (iii) failure to perform Diagnostic Services and/or to maintain the Facility in accordance with GLP or significant deviation from quality standards defined in the Technical Quality Agreement, including material findings in an audit, (iv) breach of a representation and warranty under Section 10;

(c)                                  Centogene’s financial situation substantially deteriorates; or

(d)                                 Centogene ceases to provide diagnostic laboratory services.

12.4.                     Termination by Centogene. Centogene shall have the right to terminate the Agreement and/or any SOWs with immediate effect by providing written notice to Shire in case

(a)                                 Subject to Section 12.5, Shire commits a material breach or default of any of its obligations hereunder, which shall include Shire’s failure to meet its payment obligations after appropriate written reminders by Centogene by more than sixty (60) days in three (3) consecutive calendar months; or

(b)                                 Shire’s financial situation substantially deteriorates.

12.5.                     Material Breach. In the event that either Party commits a material breach or default of any of its obligations hereunder, the other Party shall give the breaching Party written notice of such material breach or default, and shall request that such material breach or default be cured as soon as reasonably practicable. In the event the breaching Party fails to cure such breach or default within thirty (30) calendar days after the date of the non-breaching Party’s notice thereof, the non-breaching Party may terminate this Agreement and/or any sows pursuant to Section 12.3(b) or 12.4(a), as the case may be. In case the breach is incapable of cure, the non-breaching party is entitled to terminate this Agreement and/or any SOWs with immediate effect without the need to grant a cure period. Termination of this Agreement in accordance with Section 12.3(b) or 12.4(a), as the case may be, shall not affect or impair the non-breaching Party’s right to pursue any legal remedy, including, but not limited to, the right to recover damages, for any harm suffered or incurred by the non-breaching Party as a result of such breach or default.

12.6                        Additional Termination by Shire.

(a)                                 Shire shall have the right to terminate a Statement of Works with three (3) months prior written notice on the grounds that, following a review of the data and other know-how generated during the Project, in Shire’s reasonable opinion there is be insufficient scientific or commercial value to justify continuing the Project; and

(b)                                 Shire shall have the right to terminate a Statement of Works, which relates to the Biomarker Lyso GB1, with three (3) months prior written notice if (i) Shire does not within thirty (30) calendar days accept a written offer from Centogene to Shire to obtain an exclusive license to the Biomarker Lyso GB1 on identical terms and conditions, which Centogene has negotiated with a Third Party (preemption right), and (ii) Centogene grants a Third Party such an exclusive license without violating Shire’s preemption right.

12.7.                     Consequences of Termination.  Shire shall pay to Centogene the fees for Services actually rendered until the effective date of termination, provided that in the event of termination in accordance with Section 12.3 above, Shire shall have no further obligation to make the Minimum Financial Commitment for the respective year. Any Projects which are still ongoing at the time of termination shall continue to be effective in accordance with the terms of this Agreement and the relevant SOW until completion of such Project, unless Shire has terminated the SOW in accordance with Section [*****].

12.8.                     Survival.  Termination of this Agreement for whatever reason shall not affect the accrued rights of the Parties under or out of this Agreement, and Sections I (Definitions), 3.7 (Maintenance of Records; Audits), 8 (Confidentiality), 9 (Intellectual Property), 10.3 (Insurance), 11 (Indemnification), 12.7 through 12.9 and 13 (Miscellaneous) of this Agreement shall survive the termination and remain in full force and effect.

12.9.                     Designated Third Party Laboratory.  Without limiting any other rights or remedies of Shire, if Shire terminates the Agreement pursuant to Section 12.3(c), then Shire shall have the right to enter into a direct contractual agreement with the Designated Third Party Laboratory and to have the Diagnostic Services performed by such Designated Third Party Laboratory. Centogene shall take all necessary operational measures, including escrow deposits of complete and comprehensible descriptions of Centogene’s diagnostic testing technology during the term of the Agreement, and shall - on customary arms- length licensing terms and conditions between Centogene and the Designated Third Party Laboratory - grant to such Designated Third Party Laboratory all required licenses to the Centogene Background Intellectual Property to ensure that such Designated Third Party Laboratory possesses all technical knowledge and holds all licenses to any Centogene Intellectual Property to use the Diagnostic Tests and to provide Diagnostic Services.

13.                               MISCELLANEOUS

13.1.                     Governing Laws: Dispute Resolution.  This Agreement shall be governed and construed in accordance with the laws of Germany, without reference to conflict of laws principles. If there is a dispute between the Parties relating to this Agreement, the Parties shall in the first instance attempt to solve the dispute amicably. If they cannot do so, the dispute shall be referred to the JSC which shall meet to try to resolve the matter. If the JSC is unable to agree upon a resolution within sixty (60) calendar days of the referral of the dispute to them, the dispute shall be finally settled in accordance with the Arbitration Rules of the German Institution of Arbitration (DIS) without recourse to the ordinary courts of law. The place of arbitration shall be Berlin. The number of arbitrators shall be three (3). The language of the arbitral proceedings shall be English. Nothing in this Section shall prevent or delay a Party from seeking interim relief in any court of competent jurisdiction.

13.2.                     Assignment.  This Agreement may not be assigned by either Party in whole or in part without the prior written consent of the other Party, such consent not to be unreasonably withheld or delayed, provided, however, that the prior written consent of Centogene shall not be required for Shire to assign this Agreement to an Affiliate. The Parties agree that it would be unreasonable for Shire to withhold or delay its consent for Centogene AG to assign this Agreement to an Affiliate if (i) the assignment is part of a larger restructuring project as already envisaged prior to the Effective Date; if (ii) the assignee is and continues to be after the assignment a wholly held (100%) subsidiary of Centogene AG; and if (iii) Centogene AG guarantees to Shire in writing the fulfillment of all obligations under this Agreement for the duration of such obligations and in accordance with this Agreement.

13.3.                     Severability.  The invalidity of any provision or provisions of this Term Sheet shall not affect the other provisions contained therein. Any invalid provision shall be deemed to have been replaced by a provision which achieves as closely as legally permissible what the invalid provision was intended to achieve for commercial purposes.

13.4.                     No Authority.  Neither Party shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party or its Affiliates, without the prior written consent of the other Party.

13.5.                     Amendments.  Any amendment to this Agreement shall be effective only if made in writing and signed by the Parties. This also applies to a waiver of the written form requirement.

13.6.                     Interpretation. In this Agreement the headings are used for convenience only and shall not affect its interpretation. Where the word ‘including’ is used it shall be understood as meaning ‘including without limitation’.

13.7.                     Entire Agreement.  This Agreement, including its Exhibits, sets out the entire agreement between the Parties relating to its subject matter and is intended to eventually supersede all Existing Agreements between Centogene and any Shire Group Company relating to such subject matter.

13.8.                     Costs. Each Party shall bear the costs of its own accountants, attorneys, consultants and other professional advisors in connection with the negotiation and execution of this Agreement.

Exhibits:

Exhibit 1                                               Diagnostic Tests and Prices

Exhibit 2                                               Existing Agreements

Exhibit 3                                               Template for Statement of Work

Exhibit 4                                               Content of Reports

[signature page follows]

Place:	Zug	Place:	Rostock

Date:	11/12/2014	Date:	16/12/2014

for and on behalf of Shire International GmbH		for and on behalf of Centogene AG

/s/ Enrico Maria Dolfini		/s/ Prof. Dr. Arndt Rolfs

Name:	Enrico Maria Dolfini	Name:	Prof. Dr. Arndt Rolfs

Title:	Proxy Holder	Title:	CEO

Exhibit 1

Diagnostic Tests and Prices

The below prices include (where indicated) an additional technology access fee of € [*****] per tested Sample

Test	Costs In €
Gaucher
[*****]	[*****] technology access fee
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
If a mutation in a family is found there will be an additional charge	[*****] sample processing fee + [*****] per exon (Total [*****] for a homozygous mutation and [*****] for an heterozygous mutation)
For a prenatal analysis there is an additional charge	[*****] for sample analysis + [*****] for contamination control with maternal material
Fabry
[*****]	[*****] technology access fee
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
If a mutation in a family is found there will be an additional charge	[*****] sample processing fee + [*****] per exon
For a prenatal analysis there is an additional charge	[*****] for sample analysis + [*****] for contamination control with maternal material
MPS II (Hunter Disease)
[*****]	[*****] technology access fee
[*****]	[*****]

MPS Illa (SGSH)
[*****]	[*****] technology access fee
[*****]	[*****]

MPS lllb (NAGLU)
[*****]	[*****] technology access fee
[*****]	[*****]

MPS Illc (HGSNAT)
[*****]	[*****] technology access fee
[*****]	[*****]

MPS llld (GNS)
[*****]	[*****] technology access fee
[*****]	[*****]

MLD (SGSH)
[*****]	[*****] technology access fee
[*****]	[*****]

MPS I and VI
[*****]	[*****] technology access fee each
[*****]	[*****]

Exhibit 2

Existing Agreements

1.                   Service Agreement between Shire Pharmaceuticals de Mexico, S.A. de. C.V. and Centogene GmbH of 13 August 2010 (as amended by Replacement Agreement of 16 May 2012)

2.                   Master Service Agreement between Shire Human Genetic Therapies, Inc. and Centogene GmbH of 14 October 2011

a.                   Statement of Work between Shire Human Genetic Therapies, Inc. and Centogene GmbH of 22 November 2011

b.                   Statement of Work between Shire Human Genetic Therapies, Inc. and Centogene AG of 7 February 2013

c.                    Statement of Work between Shire Human Genetic Therapies, Inc. and Centogene AG of 9 July 2013

d.                   Statement of Work between Shire Human Genetic Therapies, Inc. and Centogene AG of 21 March 2014

3.                   Service Agreement between Shire AG and Centogene GmbH of 15 August 2012 (as amended by Amending Agreement of 31 July 2014)

Exhibit 3

Template for Statements of Works

This Statement of Works dated 20[—] is between:

(1)                                 [Shire Group Company], a company incorporated in [country of incorporation] under [company registration number], whose principal place of business is at [address] (“Shire”); and

(2)                                 Centogene AG, incorporated under the laws of the Federal Republic of Germany with principal office in Freiburg i.Br., registered with the district court (‘Amtsgericht’) in Freiburg in Br. under HRS 706872 and having a business address at Schillingallee 68, 18057 Restock, Germany, (“Centogene”); and

PREAMBLE

This Statement of Works is made subject to the provisions of the Global Master Services Agreement entered into by Shire [Alternatively: Shire International GmbH, an Affiliate of Shire] and Centogene entered into as of 1 January 2015 (“Agreement”).

The Parties agree as follows:

1.                                      DEFINITIONS

Capitalized terms shall have the meaning set forth in the Agreement, unless specifically defined otherwise in this Statement of Works.

2.                                      OBLIGATIONS

Centogene shall perform the R&D Services as described in this Statement of Works, subject to the provisions of this Statement of Works and the Agreement.

3.                                      THE PROJECT

[Include a description of the Project and expected Project Results, name of project manager, etc.]

4.                                      SPECIFICATIONS

[Include a description of the Specifications, if any.]

5.                                      TIMELINES

(Include a timetable for the delivery of the R&D Services here.]

6.                                      MILESTONE AND PAYMENTS

[Include a schedule of payments here.]

7.                                      ADVERSE EVENTS REPORTING

[Include Shire standard clause I standard form on adverse events reporting, if applicable.]

Place:	Place:

Date:	Date:

for and on behalf of [Shire Group Company]	for and on behalf of Centogene AG

Name:	Name:

Title:	Title:

Place:	Place:

Date:	Date:

for and on behalf of [[additional participants, if any]	for and on behalf of [[additional participants, if any]

Name:	Name:

Title:	Title:

Exhibit 4

Content of Reports

The Patient-blinded Reports to be provided by Centogene shall contain the following information, per month and cumulative for the year to date, on a country-by-country basis and, where permitted by local regulation and requested by the relevant Shire Group Company. on a ZIP-code basis:

[*****]